FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Kenneth D. Najour Chief Financial Officer T: 561-682-8947 E: Kenneth.Najour@AltisourceAMC.com

ALTISOURCE RESIDENTIAL CORPORATION ANNOUNCES NEW DATE
FOR ANNUAL STOCKHOLDERS MEETING

FREDERIKSTED, U.S. Virgin Islands, March 27, 2013 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“Residential” or the “Company”) (NYSE: RESI) announced today that it has rescheduled its Annual Meeting of Stockholders, originally scheduled for May 22, 2013, to May 29, 2013. The Annual Meeting of Stockholders will be held at 9:00 a.m. Atlantic Standard Time at the offices of Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531. The Company has also rescheduled the record date for the Annual Meeting of Stockholders. Stockholders of record as of April 11, 2013 will be entitled to vote in person or by proxy at the meeting.

About Altisource Residential Corporation

Residential is engaged in the acquisition and ownership of single-family rental assets. Its primary sourcing strategy is to acquire these assets by purchasing sub-performing and non-performing mortgage loans. Additional information is available at www.altisourceresi.com.